                                                                       EXHIBIT 5

                               December 22, 1998

Group Maintenance America Corp.
Eight Greenway Plaza, Suite 1500
Houston, Texas 77046

Ladies and Gentlemen:

  We have acted as counsel to Group Maintenance America Corp., a Texas corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering and sale by the Company of up to $50,000,000 aggregate principal amount of its subordinated notes (the "Notes"), up to $10,000,000 aggregate offering price of its preferred stock, $.001 par value (the "Preferred Stock"), up to 2,000,000 warrants (the "Warrants") to purchase Common Stock, par value $.001 per share (the "Common Stock"), issuable upon exercise of such Warrants and up to 2,000,000 shares of its Common Stock (together, the "Securities"), which the Company will issue and sell from time to time in connection with business combinations.

  We have examined originals or copies of: (i) the Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended; (iii) certain resolutions of the Board of Directors of the Company; (iv) the Indenture, to be dated as of December 31, 1998 by and between the Company and State Street Bank and Trust Company (the "Trustee") pursuant to which the Notes will be issued; and (v) such other documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as copies, and the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement; (iii) the Indenture has been duly executed and delivered by a duly authorized officer of the Trustee.

  Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

  2. The Notes are duly authorized, and when issued and delivered by the Company against payment therefor as described in the Registration Statement pursuant to Board authorization of the transactions contemplated by such Registration Statement, such Notes will be validly issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

  3. The shares of Preferred Stock are duly authorized and, when the final terms of any series thereof have been duly established and approved pursuant to Board authorization and when issued and delivered by the Company against payment therefor as described in the Registration Statement pursuant to Board authorization of the transactions contemplated by such Registration Statement, such shares will be duly and validly issued, fully paid and nonassessable.

  4. The Warrants are duly authorized and, when the final terms thereof have been duly established and approved pursuant to Board authorization and when issued and delivered by the Company against

Group Maintenance America Corp.
December 22, 1998
Page 2

     payment therefor as described in the Registration Statement pursuant to Board authorization of the transactions contemplated by such Registration Statement, such Warrants will be validly issued and legally binding obligations of the Company.

  5. The shares of Common Stock (including any Common Stock issuable upon exercise of the Warrants) are duly authorized, and when issued and delivered by the Company against payment therefor as described in the Registration Statement pursuant to Board authorization of the transactions contemplated by such Registration Statement, such shares will be duly and validly issued, fully paid and nonassessable.

  The foregoing opinion is based on and is limited to the laws of the State of Texas that pertain specifically to for-profit corporations, and we render no opinion with respect to any other law.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 of the Registration Statement. By giving such consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

                                         Very truly yours,

                                         Bracewell & Patterson, L.L.P.